Exhibit 99.1
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
JUDGE: Burton R. Lifland

CASE NO: 06-10354 (BRL) CHAPTER 11
DANA CORPORATION, ET AL. (1)
MONTHLY OPERATING REPORT
PERIOD COVERED: July 1, 2006 — July 31, 2006

DEBTOR’S ADDRESS:	MONTHLY DISBURSEMENTS:
4500 Dorr Street	$513 million
Toledo, OH 43615

DEBTOR’S ATTORNEY:	MONTHLY NET LOSS :
Jones Day	$(43) million
222 East 41st Street
New York, NY 10017

REPORT PREPARER:

/s/ Kenneth A. Hiltz	CHIEF FINANCIAL OFFICER

SIGNATURE OF REPORT PREPARER	TITLE

KENNETH A. HILTZ	August 30, 2006

PRINTED NAME OF REPORT PREPARER	DATE
The report preparer, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verified under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of his knowledge. (2)

(1)	See next page for a listing of Debtors by case number.

(2)	All amounts herein are preliminary, unaudited and subject to revision.

In re Dana Corporation, et al.
Case No. 06-10354 (BRL) (Jointly Administered)
Reporting Period: July 1, 2006 — July 31, 2006

Petitioning Entities:	Case Number:

Dana Corporation	06-10354
Dakota New York Corp	06-10351
Brake Systems, Inc.	06-10355
BWDAC, Inc.	06-10357
Coupled Products, Inc.	06-10359
Dana Atlantic, LLC	06-10360
Dana Automotive Aftermarket, Inc.	06-10362
Dana Brazil Holdings I, LLC	06-10363
Dana Brazil Holdings, LLC	06-10364
Dana Information Technology, LLC	06-10365
Dana International Finance, Inc.	06-10366
Dana International Holdings, Inc.	06-10367
Dana Risk Management Services, Inc.	06-10368
Dana Technology, Inc.	06-10369
Dana World Trade Corporation	06-10370
Dandorr L.L.C.	06-10371
Dorr Leasing Corporation	06-10372
DTF Trucking, Inc.	06-10373
Echlin-Ponce, Inc.	06-10374
EFMG, LLC	06-10375
EPE, Inc.	06-10376
ERS, LLC	06-10377
Flight Operations, Inc.	06-10378
Friction, Inc.	06-10379
Friction Materials, Inc.	06-10380
Glacier Vandervell, Inc.	06-10381
Hose & Tubing Products, Inc.	06-10382
Lipe Corporation	06-10383
Long Automotive, LLC	06-10384
Long Cooling, LLC	06-10385
Long USA, LLC	06-10386
Midland Brake, Inc.	06-10387
Prattville Mfg, Inc.	06-10388
Reinz Wisconsin Gasket, LLC	06-10390
Spicer Heavy Axle & Brake, Inc.	06-10391
Spicer Heavy Axle Holdings, Inc.	06-10392
Spicer Outdoor Power Equipment Components	06-10393
Torque-Traction Integration Technologies, LLC	06-10394
Torque-Traction Manufacturing Technologies, LLC	06-10395
Torque-Traction Technologies, LLC	06-10396
United Brake Systems, Inc.	06-10397

DANA CORPORATION, ET AL.
MONTHLY OPERATING REPORT
July 2006
INDEX
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION
CONDENSED STATEMENT OF INCOME (LOSS)
WITH DCC ON AN EQUITY BASIS (UNAUDITED)

	Month Ended	March 3, 2006 to
	July 31, 2006	July 31, 2006
	(in millions)

Net sales	$615	$3,741
Costs and expenses
Cost of sales	602	3,531
Selling, general and administrative expenses	32	167
Other income (expense), net	3	40

Income (loss) from operations	(16)	83
Interest expense (contractual interest of $15 in July and $73 for the period 3/3/06 to 7/31/06)	6	29
Reorganization items, net	7	96

Loss before income taxes	(29)	(42)
Income tax expense	(4)	(53)
Minority interest	(1)	(3)
Equity in earnings (loss) of affiliates	2	(1)

Loss from continuing operations	(32)	(99)
Loss from discontinued operations	(11)	(34)

Net loss	$(43)	$(133)

The accompanying notes are an integral part of the financial statements.
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION
CONDENSED BALANCE SHEET
WITH DCC ON AN EQUITY BASIS (UNAUDITED)

July 31, 2006
(in millions)
Assets
Current assets
Cash and cash equivalents	$711
Accounts receivable
Trade	1,291
Other	263
Inventories	759
Assets of discontinued operations	498
Other current assets	151

Total current assets	3,673
Investments and other assets	1,399
Investments in equity affiliates	782
Property, plant and equipment, net	1,832

Total assets	$7,686

Liabilities and Shareholders’ Equity
Current liabilities
Notes payable, including current portion of long-term debt	$25
Accounts payable	994
Liabilities of discontinued operations	182
Other accrued liabilities	772

Total current liabilities	1,973

Liabilities subject to compromise	4,243

Deferred employee benefits and other noncurrent liabilities	244
Long-term debt	18
Debtor-in-possession financing	700
Minority interest in consolidated subsidiaries	81

Shareholders’ equity	427

Total liabilities and shareholders’ equity	$7,686

The accompanying notes are an integral part of the financial statements.
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION
CONDENSED STATEMENT OF CASH FLOWS
WITH DCC ON AN EQUITY BASIS (UNAUDITED)

	Month Ended	March 3, 2006 to
	July 31, 2006	July 31, 2006
	(in millions)
Operating activities
Net loss	$(43)	$(133)
Depreciation and amortization	23	110
Adjustments related to divestitures and asset sales	(2)	28
Reorganization items	7	89
Payment of reorganization items	(9)	(44)
Decrease (increase) in working capital, excluding effects from acquisition of business	(49)	126
Other	13	41

Net cash flows (used for) provided by operating activities	(60)	217

Investing activities
Purchases of property, plant and equipment	(24)	(147)
Acquisition of business, net of cash acquired	(15)	(15)
Proceeds from sale of assets	1	3
Other	18	12

Net cash flows used for investing activities	(20)	(147)

Financing activities
Net change in short-term debt	(19)	(618)
Proceeds from DIP Credit Agreement		700
Payments on long-term debt		(1)

Net cash flows (used for) provided by financing activities	(19)	81

Net increase(decrease) in cash and cash equivalents	(99)	151
Cash and cash equivalents — beginning of period	810	560

Cash and cash equivalents — end of period	$711	$711

The accompanying notes are an integral part of the financial statements.
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
Note 1. Background and Reorganization
General
Dana Corporation (Dana) is a leading supplier of axle, driveshaft, frame, sealing and thermal products. Dana designs and manufactures products for every major vehicle producer in the world and is focused on being an essential partner to its automotive, commercial truck and off-highway vehicle customers.
Reorganization Under Chapter 11 of the Bankruptcy Code
On March 3, 2006 (the Filing Date), Dana and forty of its wholly-owned domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the Bankruptcy Code) in the United States Bankruptcy Court for the Southern District of New York (the Bankruptcy Court). These Chapter 11 cases are being jointly administered under Case Number 06-10354 (BRL) and are collectively referred to herein as the “Bankruptcy Cases.” A listing of the Debtors and their respective case numbers is set forth at the beginning of this Monthly Operating Report. The Debtors are managing their business and properties in the ordinary course as debtors in possession subject to the supervision of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. Neither Dana Credit Corporation (DCC) and its wholly-owned subsidiaries nor any of Dana’s non-U.S. subsidiaries have filed bankruptcy petitions and none of these entities is a Debtor in the Bankruptcy Cases. The Office of the United States Trustee for the Southern District of New York (the U.S. Trustee) has appointed statutory committees of unsecured creditors and equity security holders in the Bankruptcy Cases which, in accordance with the provisions of the Bankruptcy Code, will have the right to be heard on matters that come before the Bankruptcy Court. The Bankruptcy Court has entered an order directing the U.S. Trustee to appoint an official committee of non-union retired employees of Dana and other Debtors to act as representative of persons receiving certain retiree benefits who are not covered by an active or expired collective bargaining agreement.
This Monthly Operating Report has been prepared solely for the purpose of complying with the monthly reporting requirements applicable in the Bankruptcy Cases and is in a format acceptable to the U.S. Trustee and to the lenders under the DIP Credit Agreement (discussed below). The financial information contained herein is limited in scope and covers a limited time period. Moreover, such information is unaudited and, as discussed below, is not prepared in accordance with accounting principles generally accepted in the United States (GAAP). Accordingly, this Monthly Operating Report should not be used for investment purposes.
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
While Dana continues its reorganization under Chapter 11, investments in Dana securities will be highly speculative. Although shares of Dana common stock continue to trade on the Over the Counter Bulletin Board under the symbol “DCNAQ,” the trading prices of the shares may have little or no relationship to the actual recovery, if any, by the holders under any eventual court-approved reorganization plan. The opportunity for any recovery by holders of Dana common stock under such reorganization plan is uncertain, and Dana’s shares may be cancelled without any compensation pursuant to such plan.
Note 2. Basis of Presentation
Financial Information
The unaudited condensed financial statements and supplemental information contained herein present the condensed financial information of Dana and its debtor and non-debtor subsidiaries with DCC accounted for on an equity basis. Accordingly, inter-company transactions with DCC have not been eliminated in these financial statements and are reflected as intercompany receivables, loans and payables. This presentation of condensed Dana financial statements with DCC on an equity basis, while consistent in format with the financial information required to be provided to the lenders under the DIP Credit Agreement discussed below and acceptable to the U.S. Trustee, does not conform to GAAP, which requires that DCC and its subsidiaries be consolidated along with Dana’s other majority-owned subsidiaries.
For consolidated financial statements for Dana prepared in conformity with GAAP and the notes thereto, see the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2006 and March 31, 2006, which have been filed with the U.S. Securities and Exchange Commission and are accessible at http//www.dana.com at the “Investors” link.
The condensed statements of income (loss) and cash flows presented herein are for the month of July 2006 and also include the period from March 3, 2006 to July 31, 2006. The “Schedule of Cash Disbursements by Petitioning Entity” contains further information regarding cash disbursements made by each of the Debtors during the post-petition period of July 1, 2006 through July 31, 2006.
The financial statements herein with DCC accounted for on an equity basis have been derived from Dana’s internal books and records. They include normal recurring adjustments, but not all of the adjustments that would typically be made for quarterly and annual financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
Furthermore, the monthly information presented herein has not been subjected to the same level of accounting review and testing that Dana applies in the preparation of its quarterly and annual financial information in accordance with GAAP. Accordingly, the financial information herein is subject to change and any such change could be material. The results of operations contained herein are not necessarily indicative of results which may be expected for any other period or the full year and may not reflect Dana’s consolidated results of operations, financial position and cash flows in the future.
Accounting Requirements
American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (SOP 90-7), which is applicable to companies operating under Chapter 11, generally does not change the manner in which financial statements are prepared. However, SOP 90-7 does require that the financial statements for periods subsequent to the filing of the Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The condensed financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.
Taxes
Income taxes are accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes.” Current and deferred income tax assets and liabilities are recognized based on events which have occurred and are measured by the enacted tax laws. Based on its recent history of losses in the U.S. and near-term prospects for continued losses, Dana established a 100% valuation allowance against its U.S. deferred tax assets during the third quarter of 2005. Deferred tax assets resulting from subsequent U.S. losses have been offset by increases in the valuation allowances, effectively eliminating the benefit of those losses.
The Debtors have received Bankruptcy Court approval to pay pre-petition sales, use, and certain other taxes in the ordinary course of their businesses. The Debtors believe that they have paid all pre-petition and post-petition taxes when due from and after the Filing Date. See the accompanying “Schedule of Payroll Taxes Paid” and “Schedule of Post-petition Sales, Use and Property Taxes Paid” for information regarding taxes paid. The Debtors believe that all tax returns are being prepared and filed when due, or extended as necessary, and that they are paying all post-petition taxes as they become due or obtaining extensions for the payment thereof.
Contractual Interest Expense
Contractual interest expense includes amounts relating to debt subject to compromise which is no longer recognized in the income statement in accordance with SOP 90-7. The contractual interest that was not recognized for the period March 3, 2006 through July 31, 2006 was $44 ($9 for the month of July only).
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
Note 3. Debtor-in-Possession Financing (DIP Financing)
DIP Credit Agreement
Dana, as borrower, and the other Debtors, as guarantors, are parties to a Senior Secured Superpriority Debtor-in-Possession Credit Agreement (the DIP Credit Agreement) with Citicorp North America, Inc. as agent, initial lender and issuing bank, and with Bank of America, N.A. and JPMorgan Chase Bank, N.A. as initial lenders and issuing banks. The DIP Credit Agreement, as amended, was approved by the Bankruptcy Court in March 2006. The aggregate amount of the facility is $1,450, including a $750 revolving credit facility (of which $400 is available for the issuance of letters of credit) and a $700 term loan facility. Minimum availability of $100 must be maintained at all times. All of the loans and other obligations under the DIP Credit Agreement will be due and payable on the earlier of 24 months after the effective date of the DIP Credit Agreement or the consummation of a plan of reorganization for the Debtors under the Bankruptcy Code.
As of July 31, 2006, Dana had borrowed $700 under the DIP Credit Agreement and used the proceeds (i) to pay off debt obligations outstanding under Dana’s pre-petition five-year bank facility (which had provided Dana with $400 in borrowing capacity) and its pre-petition accounts receivable securitization program (which had provided Dana with up to $275 borrowing capacity to meet periodic demand for short-term financing) and certain other pre-petition obligations, (ii) to pay certain other pre-petition obligations pursuant to authority granted by the Bankruptcy Court and (iii) to provide for working capital and general corporate expenses. At July 31, 2006, Dana had utilized $228 of the net availability under the facility for the issuance of letters of credit.
Interest under the DIP Credit Agreement is accruing at the London interbank offered rate (LIBOR) plus a per annum margin of 2.25%. Any future borrowings will accrue, at Dana’s option, either at LIBOR plus a per annum margin of 2.25% or the base rate (typically equal to the bank’s prime rate) plus a per annum margin of 1.25%. Dana will pay a fee for issued and undrawn letters of credit in an amount per annum equal to the LIBOR margin applicable to the revolving credit facility and a per annum fronting fee of 25 basis points. Dana will also pay a commitment fee of 0.375% per annum for unused committed amounts under the revolving credit facility.
The DIP Credit Agreement is guaranteed by substantially all of Dana’s domestic subsidiaries, excluding DCC. As collateral, Dana and each of its guarantor subsidiaries has granted a security interest in and lien on effectively all of its assets, including a pledge of 66% of the equity interests of each material foreign subsidiary owned directly or indirectly by Dana and each guarantor subsidiary. Additionally, Dana and its direct and indirect subsidiaries are required under the DIP Credit Agreement to maintain a minimum amount of consolidated earnings before interest, taxes, depreciation, amortization, restructuring and reorganization costs (EBITDAR), as defined, for each period beginning on March 3, 2006 and ending on the last day of each fiscal month from May 2006 through February 2007, and a rolling 12-month cumulative EBITDAR for Dana and its direct and indirect subsidiaries, with DCC accounted for on an equity basis, beginning in March 2007 and ending in February 2008, at levels set forth in the DIP Credit Agreement.
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
The DIP Credit Agreement EBITDAR requirement for the period from March 3, 2006 to July 31, 2006 was $55, and the actual EBITDAR, as calculated below, was $177:

March 3, 2006 to
July 31, 2006
(in millions)

Net loss	$(133)
Plus —
Interest expense	29
Income tax expense	53
Depreciation and amortization expense	110
Restructuring charges	2
Reorganization charges, net	96
Loss from discontinued operations	34
Minority interest	3

Less —
Equity in earnings (loss) of affiliates	(1)
Non-recurring items	3
Interest income	15

EBITDAR	$177

Certain internal compensation incentives are based on the achievement of EBITDAR targets. For this purpose, EBITDAR, as defined in the DIP Credit Agreement, is modified to include discontinued operations and applies to periods commencing on January 1, 2006. For this purpose, EBITDAR for the seven months ended July 31, 2006, was $184.
Canadian Credit Agreement
In June 2006, Dana Canada Corporation (Dana Canada), as borrower and certain of its Canadian affiliates, as guarantors, entered into a Credit Agreement (the Canadian Credit Agreement) with Citibank Canada as agent, initial lender and issuing bank, and with JP Morgan Chase Bank, N.A., Toronto Branch, and Bank of America, N.A., Canada Branch, as initial lenders and issuing banks. The Canadian Credit Agreement provides for a $100 revolving credit facility, of which $5 is available for the issuance of letters of credit. At July 31, 2006, there were no borrowings under the Canadian Credit Agreement. Minimum availability of $20 must be maintained at all times.
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
Note 4. Reorganization Items
SOP 90-7 requires that reorganization items, such as professional fees directly related to the process of reorganizing under Chapter 11 and provisions and adjustments to reflect the carrying value of certain pre-petition liabilities at their estimated allowable claim amounts, be reported separately. The Debtors’ reorganization items for the month of July 2006 consisted of professional fees and charges in connection with recognizing potentially allowable claims resulting from the rejection of operating lease contracts, partially reduced by interest income and gains from settlements with suppliers.
Pursuant to orders of the Bankruptcy Court, professionals retained by the Debtors and by any official statutory committees appointed in the Bankruptcy Cases are entitled to receive payment for their fees and expenses on a monthly basis, subject to compliance with certain procedures established by orders of the Bankruptcy Court and the Bankruptcy Code. In some cases, the professionals retained by the Debtors in the Bankruptcy Cases are also providing services to the Debtors’ non-debtor subsidiaries and will be paid for such services by the non-debtor subsidiaries. With respect to the Debtors’ foreign non-debtor subsidiaries, it is anticipated that payments for services to these entities in U.S. dollars will be made in the first instance by the Debtors and reimbursed by the foreign non-debtor subsidiaries through the ordinary course netting process established under the Debtors’ consolidated cash management system. In addition, under the terms of the DIP Credit Agreement, the Debtors are obligated to reimburse the lenders for the fees and expenses of their professionals. The Debtors are making and will continue to make the required payments to such professionals, as described above, and believe they are current with regard to such payments.
Note 5. Liabilities Subject to Compromise
As a result of the Chapter 11 filings, the Debtors’ pre-petition indebtedness is subject to compromise or other treatment under a plan of reorganization. SOP 90-7 requires that pre-petition liabilities subject to compromise be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as Liabilities subject to compromise represent Dana’s estimate of known or potential pre-petition claims to be addressed in connection with the Bankruptcy Cases. Such claims remain subject to future adjustments resulting from, among other things, negotiations with creditors, rejection of executory contracts and unexpired leases and orders of the Bankruptcy Court. The terms under which any allowed claims will be satisfied will be established at a later date in the Bankruptcy Cases.
Case Number: 06-10354 (BRL) (Jointly Administered)

DANA CORPORATION, ET AL.
NOTES TO MONTHLY OPERATING REPORT
The Debtors have obtained orders from the Bankruptcy Court designed to minimize disruptions of their business operations and to facilitate their reorganization. Such orders authorize the Debtors to pay or otherwise honor certain of their pre-petition obligations, subject to certain restrictions, including employee wages, salaries, certain benefits and other employee obligations; claims of non-US vendors and certain suppliers that are critical to the Debtors’ continued operation; and certain customer programs and warranty claims. During July 2006, the Debtors paid certain of such pre-petition obligations.
The amount of liabilities subject to compromise reported herein was $4,243 at July 31, 2006. This amount includes intercompany balances with DCC of $341 (of which $288 is a note payable to DCC) which are not eliminated under this basis of presentation, whereas amounts payable to other non-debtor subsidiaries are eliminated through the consolidation process.
Under the Bankruptcy Code, the Debtors have the right to assume or reject executory contracts and unexpired leases, subject to Bankruptcy Court approval and certain other conditions and limitations. In this context, “assuming” an executory contract or unexpired lease generally means that a Debtor will agree to perform its obligations and cure certain existing defaults under the contract or lease and “rejecting” it means that a Debtor will be relieved of its obligations to perform further under the contract or lease, which will give rise to an unsecured, pre-petition claim for damages for the breach thereof that will be classified as subject to compromise. Since the Filing Date, the Bankruptcy Court has authorized the Debtors to reject certain unexpired leases and executory contracts.
On June 30, 2006, the Debtors filed their schedules of the assets and liabilities existing on the Filing Date. The Bankruptcy Court has set September 21, 2006 as the general bar date. This is the date by which most entities that assert a pre-petition claim against a Debtor must file a proof of claim in writing and in accordance with the order of the Bankruptcy Court entered on July 19, 2006. Differences between the amounts recorded by the Debtors and the claims filed by their creditors will be investigated and resolved as part of the proceedings in the Bankruptcy Cases. The ultimate number and allowed amount of claims are not presently known.
Note 6. Post-petition Accounts Payable
The Debtors believe that all undisputed post-petition accounts payable have been and are being paid under agreed payment terms and the Debtors intend to continue paying all undisputed post-petition obligations as they become due. See the accompanying “Schedule of Cash Disbursements by Petitioning Entity” for post-petition disbursements in July 2006.
Case Number: 06-10354 (BRL) (Jointly Administered)

In re Dana Corporation, et al
Case No. 06-10354 (BRL) Jointly Administered		(in thousands)
Reporting Period: July 1, 2006 — July 31, 2006		July 2006
Schedule of Cash Disbursements by Petitioning Entity

Petitioning Entities:	Case Number:	Disbursements
Dana Corporation	06-10354	$510,260
Dakota New York Corp	06-10351	—
Brake Systems, Inc.	06-10355	—
BWDAC, Inc.	06-10357	—
Coupled Products, Inc.	06-10359	—
Dana Atlantic, LLC	06-10360	1,076
Dana Automotive Aftermarket, Inc.	06-10362	—
Dana Brazil Holdings I, LLC	06-10363	—
Dana Brazil Holdings, LLC	06-10364	—
Dana Information Technology, LLC	06-10365	—
Dana International Finance, Inc.	06-10366	—
Dana International Holdings, Inc.	06-10367	—
Dana Risk Management Services, Inc.	06-10368	104
Dana Technology, Inc.	06-10369	—
Dana World Trade Corporation	06-10370	—
Dandorr L.L.C.	06-10371	—
Dorr Leasing Corporation	06-10372	—
DTF Trucking, Inc.	06-10373	—
Echlin-Ponce, Inc.	06-10374	—
EFMG, LLC	06-10375	—
EPE, Inc.	06-10376	—
ERS, LLC	06-10377	—
Flight Operations, Inc.	06-10378	—
Friction, Inc.	06-10379	—
Friction Materials, Inc.	06-10380	—
Glacier Vandervell, Inc.	06-10381	880
Hose & Tubing Products, Inc.	06-10382	—
Lipe Corporation	06-10383	—
Long Automotive, LLC	06-10384	—
Long Cooling, LLC	06-10385	—
Long USA, LLC	06-10386	—
Midland Brake, Inc.	06-10387	—
Prattville Mfg, Inc.	06-10388	—
Reinz Wisconsin Gasket, LLC	06-10390	3
Spicer Heavy Axle & Brake, Inc.	06-10391	—
Spicer Heavy Axle Holdings, Inc.	06-10392	—
Spicer Outdoor Power Equipment Components	06-10393	—
Torque-Traction Integration Technologies, LLC	06-10394	1
Torque-Traction Manufacturing Technologies, LLC	06-10395	543
Torque-Traction Technologies, LLC	06-10396	—
United Brake Systems, Inc.	06-10397	—

Total Cash Disbursements		$512,867	(a)

(a)	Disbursements are actual cash disbursements made during the month and may include certain payments made by the Debtors on behalf of non-Debtors pursuant to their cash management order. Excluding such disbursements, the Debtors’ disbursements are well in excess of $300 million.

In re Dana Corporation, et al.
Case No. 06-10354 (BRL) (Jointly Administered)
Reporting Period: July 1, 2006 - July 31, 2006				(in thousands)
Schedule of Payroll Taxes Paid				July 2006

FEDERAL				TOTALS
	Liabilities	Incurred or Withheld
FIT	FICA-ER	FICA-EE	FUTA

$7,209	$4,364	$4,364		$15,937

FEDERAL
	Deposits	Released & Pending
FIT	FICA-ER	FICA-EE	FUTA

(7,209)	(4,364)	(4,364)		(15,937)

STATE				TOTALS
	Liabilities	Incurred or Withheld
SIT	SUI-ER	SUI-EE	SDI-EE

2,106	—	—	8	2,114

STATE
	Deposits	Released & Pending
SIT	SUI-ER	SUI-EE	SDI-EE

(2,034)			(8)	(2,042)

LOCAL			TOTALS
	Liabilities	Incurred or Withheld
CIT

431		—	431

LOCAL
	Deposits	Released & Pending
CIT

(431)			(431)

In re Dana Corporation, et al.
Case No. 06-10354 (BRL) (Jointly Administered)			(in thousands)
Reporting Period: July 1, 2006 — July 31, 2006			July 2006
Schedule of Post-petition Sales, Use and Property Taxes Paid

Tax Authority	State	Type of Tax	Taxes Paid
Arkansas Secretary of State	AR	Sales/use	46
Buena Vista City Treasurer	VA	Property	62
City of Hopkinsville	KY	License	—	(A)
City of Rochester Hills	MI	Property	140
Florida Dept. of Revenue	FL	Sales/use	14
Illinois Dept of Revenue	IL	Sales/use	1
Illinois Secretary of State	IL	Annual Report	3
Indiana Dept of Revenue	IN	Sales/use	17
Iowa Dept of Revenue	IA	Sales/use	8
Kentucky Dept of Revenue	KY	Sales/use	60
Kentucky State Treasurer	KY	Miscellaneous	—	(A)
Michigan Dept of Treasury	MI	Sales/use	26
Michigan Dept of Treasury	MI	Single Business	10
Missouri Dept of Revenue	MO	Sales/use	16
Ohio State Treasurer	OH	Miscellaneous	—	(A)
Ohio State Treasurer	OH	Sales/use	83
Oklahoma Tax Commission	OK	Miscellaneous	2
Pennsylvania Department of Revenue	PA	Sales/use	1
South Carolina Department of Revenue	SC	Sales/use	1
Tennessee Department of Revenue	TN	Sales/use	61
Texas Comptroller	TX	Sales/use	5
Washington State Dept of Revenue	WA	Excise	8
Wisconsin Dept of Revenue	WI	Sales/use	2

TOTAL			$566

(A)	Payment was less than $1 thousand
The Debtors believe that a portion of these disbursements included payments for unpaid taxes incurred for pre-petition periods which the Debtors have the authority to pay under their first day orders